Exhibit 99.1

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

For Immediate Release

NII HOLDINGS ANNOUNCES STRONG RESULTS FOR FIRST QUARTER OF 2005

•	Subscriber additions of 106,500 — a 19% increase over first quarter 2004 resulting in ending subscribers of 1.99 million

•	Consolidated operating revenues of $370 million — a 29% increase over first quarter 2004

•	Consolidated operating income before depreciation and amortization of $100 million — a 23% increase over first quarter 2004

•	Mexico spectrum license transfer completed — adding an average 15MHz per market for less than $4 million, excluding annual fee, bringing NII’s average spectrum position to 20MHz nationwide in Mexico

•	Quarter-end consolidated cash and short-term investments of $335 million

RESTON, Va. — March 29, 2005 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2005. The Company reported consolidated operating revenues of $370 million, a 29% increase as compared to the first quarter of 2004, and consolidated operating income before depreciation and amortization of $100 million, a 23% increase as compared to the same period last year. The Company added about 106,500 net subscribers to its network during the quarter, an increase of 19% over the first quarter of 2004, resulting in approximately 1.99 million subscribers as of March 31, 2005. The Company generated consolidated operating income of $74 million during the quarter; a 30% increase over the first quarter of 2004 and reported first quarter consolidated net income of $44 million, or $0.64 per basic share. NII Holdings ended the first quarter of 2005 with $335 million in consolidated cash, cash equivalents and short-term investments.

Commencing in the fourth quarter of 2004 and effective for the full year 2004, the Company eliminated its one-month lag financial reporting policy. As such, the results for both the current quarter and comparisons to the prior year in this press release are presented on a calendar year basis.

“NII is off to a terrific start in 2005, driving strong year-over-year growth in subscribers and operating cash flow, while maintaining its operational leadership position in the Latin American wireless market,” said Steve Shindler, NII Holdings’ Chairman and CEO. “As wireless growth accelerates across all of Latin America, NII is in a perfect position to benefit from this growth as well as through the expansion into new markets in Mexico and Brazil.”

NII Holdings’ average monthly revenue per subscriber (ARPU) was $56 for the first quarter, the same as the first quarter of 2004. The Company also reported churn of 1.8% for the first quarter — a 10 basis point improvement year over year — driven by churn reductions in Brazil and Peru. NII Holdings’ consolidated cost per gross add, or CPGA, was $342 for the quarter — a 4% improvement over last year.

“Our profitable growth strategy continues to deliver solid value for our stakeholders,” said Lo van Gemert, NII Holdings’ President and COO. “Subscriber growth was strong during the quarter, driven largely by our operations in Mexico. Nextel Mexico added 54% more subscribers in the first quarter of this year as compared to the preceding fourth quarter in 2004. In addition to solid subscriber growth during the quarter, we generated strong increases in revenues and operational cash flow year-over-year, while improving our subscriber acquisition cost.”

As previously announced, during the quarter, the Company successfully completed the bidding process in the 800 MHz auction in Mexico. As a result, the Company acquired an additional 15 MHz per basic service area, bringing NII Holdings’ average spectrum position to 20 MHz nationwide. The additional licenses cover approximately 43 million potential subscribers, bringing NII Holdings’ total licensed coverage in Mexico to about 97 million subscribers.

“The conclusion of the 800 MHz auction in Mexico has been overwhelmingly positive for NII Holdings, resulting in significantly more spectrum at a small fraction of the cost than we originally anticipated,” said Shindler. “For a price tag of less than $4 million in upfront cost, NII will now have an average spectrum position of 20MHz nationwide in Mexico, providing the raw material to increase our covered footprint by 50%, raising our GDP coverage in Mexico to over 81%, and positioning the Company to achieve the benefits of scale in our largest and most profitable market.”

Subsequent to the quarter and as part of NII’s previously announced expansion plan in Mexico, in April the Company announced that it launched digital service in the Mexican city of Saltillo — one of the most important cities in the northern region of the country — covering the city as well as the highways linking San Luis Potosí — Saltillo — Monterrey with the Nextel Mexico digital network. Saltillo has over 3,200 corporations, including local and multinational firms, has a very strong affinity with Monterrey’s industries and is part of the production chain for many of the companies in Monterrey.

“This is an important milestone in our expansion plan in Mexico,” said Peter Foyo, Nextel Mexico’s President. “Saltillo is an industrial-rich city, with not only strong business affinity with Monterrey, but also strong business ties with the United States. This launch not only adds another important city to the Nextel Mexico network, but also opens up additional opportunities in our existing markets in Northern Mexico.”

Anatel, the Brazilian communications regulator, had on its meeting agenda for April 27, 2005, proposed modifications to regulations that the Company believes were adopted in a form that would provide Nextel Brazil with an equal footing with other mobile carriers with regard to interconnect expenses. Anatel has not, however, published the official notice or the language of the amendment. “Assuming this amendment was adopted, this is a great win for the Company that will further improve our financial performance and create additional growth and investment opportunities within the Brazilian market,” Shindler said. “However we need to await the final official statements from the government.”

Consolidated capital expenditures, including capitalized interest, were $73 million during the first quarter of 2005.

The Company ended the quarter with approximately $605 million in long-term debt, which includes $480 million in convertible notes, $116 million in local currency tower financing obligations and $9 million in capital lease obligations. With quarter-end consolidated cash, cash equivalents and short-term investments of $335 million, the Company’s net debt at the end of the quarter was $270 million, resulting in a net debt to 2005 operating income before depreciation and amortization guidance of about 0.6 times.

In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated operating income before depreciation and amortization, ARPU, CPGA and net debt to OIBDA, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s first quarter results, visit the investor relations link at <http://www.nii.com>.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(in millions and unaudited)

	Three Months Ended
	March 31,
	2005	2004
Operating revenues
Service and other revenues	$354.2	$275.1
Digital handset and accessory revenues	16.0	12.6

	370.2	287.7

Operating expenses
Cost of service (exclusive of depreciation included below)	96.5	72.1
Cost of digital handset and accessory sales	54.2	47.3
Selling, general and administrative	119.2	87.1
Depreciation	24.8	20.0
Amortization	1.3	3.9

	296.0	230.4

Operating income	74.2	57.3

Other income (expense)
Interest expense	(12.8)	(16.0)
Interest income	4.5	2.2
Loss on extinguishment of debt, net	—	(79.3)
Foreign currency transaction gains, net	1.9	6.7
Other expense, net	(2.0)	(1.0)

	(8.4)	(87.4)

Income (loss) before income tax provision and cumulative effect of change in accounting principle	65.8	(30.1)
Income tax provision	(21.4)	(22.6)

Income (loss) before cumulative effect of change in accounting principle	44.4	(52.7)
Cumulative effect of change in accounting principle, net of income taxes	—	0.9

Net income (loss)	$44.4	$(51.8)

Income (loss) before cumulative effect of change in accounting principle per common share, basic	$0.64	$(0.76)
Cumulative effect of change in accounting principle per common share, basic	—	0.01

Net income (loss) per common share, basic	$0.64	$(0.75)

Income (loss) before cumulative effect of change in accounting principle per common share, diluted	$0.56	$(0.76)
Cumulative effect of change in accounting principle per common share, diluted	—	0.01

Net income (loss) per common share, diluted	$0.56	$(0.75)

Weighted average number of common shares outstanding, basic	70	69

Weighted average number of common shares outstanding, diluted	86	69

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2005	2004
	(unaudited)
Cash, cash equivalents and short-term investments	$334.5	$369.4
Accounts receivable, less allowance for doubtful accounts of $9.8 and $8.1	167.5	160.7
Property, plant and equipment, net	606.4	558.2
Intangible assets, net	70.8	68.0
Total assets	1,514.5	1,491.3
Long-term debt, including current portion	607.0	598.2
Total liabilities	1,054.1	1,069.3

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended March 31,

	2005	2004
Total digital subscribers (as of March 31)	1,985.0	1,553.2
Net subscriber additions	106.5	89.2
Churn (%)	1.8%	1.9%
Average monthly revenue per handset/unit in service (ARPU) (1)	$56	$56
Cost per gross add (CPGA) (1)	$342	$355

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2005	2004
Operating revenues
Service and other revenues	$212.9	$173.4
Digital handset and accessory revenues	5.1	5.1

	218.0	178.5

Operating expenses
Cost of service	37.3	30.5
Cost of digital handset and accessory sales	28.7	25.1
Selling, general and administrative	60.7	46.6
Depreciation and amortization	15.1	17.5

	141.8	119.7

Operating income	$76.2	$58.8

Total digital subscribers (as of March 31)	882.6	702.9
Net subscriber additions	47.3	45.1
Churn (%)	1.8%	1.9%
ARPU (1)	$76	$78
CPGA (1)	$482	$461

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2005	2004
Operating revenues
Service and other revenues	$62.2	$41.8
Digital handset and accessory revenues	5.2	3.4

	67.4	45.2

Operating expenses
Cost of service	30.7	18.7
Cost of digital handset and accessory sales	12.8	11.0
Selling, general and administrative	20.9	12.7
Depreciation and amortization	5.3	2.6

	69.7	45.0

Operating (loss) income	$(2.3)	$0.2

Total digital subscribers (as of March 31)	503.7	400.2
Net subscriber additions	23.1	15.8
Churn (%)	2.1%	2.3%
ARPU (1)	$38	$33
CPGA (1)	$240	$259

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2005	2004
Operating revenues
Service and other revenues	$53.9	$37.2
Digital handset and accessory revenues	4.6	3.5

	58.5	40.7

Operating expenses
Cost of service	19.4	13.9
Cost of digital handset and accessory sales	8.6	7.2
Selling, general and administrative	14.7	10.5
Depreciation and amortization	3.4	2.5

	46.1	34.1

Operating income	$12.4	$6.6

Total digital subscribers (as of March 31)	400.6	296.2
Net subscriber additions	22.9	21.4
Churn (%)	1.2%	1.1%
ARPU (1)	$40	$38
CPGA (1)	$190	$195

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2005	2004
Operating revenues
Service and other revenues	$24.9	$22.5
Digital handset and accessory revenues	1.1	0.5

	26.0	23.0

Operating expenses
Cost of service	8.7	8.8
Cost of digital handset and accessory sales	4.2	4.0
Selling, general and administrative	7.8	6.7
Depreciation and amortization	1.9	1.2

	22.6	20.7

Operating income	$3.4	$2.3

Total digital subscribers (as of March 31)	198.1	153.9
Net subscriber additions	13.2	6.9
Churn (%)	1.9%	2.4%
ARPU (1)	$41	$47
CPGA (1)	$214	$298

     (1) For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2005 and 2004” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(UNAUDITED)

Operating Income Before Depreciation and Amortization

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.
	Three Months Ended
	March 31,
	2005	2004
Consolidated operating income	$74.2	$57.3
Consolidated depreciation	24.8	20.0
Consolidated amortization	1.3	3.9

Consolidated operating income before depreciation and amortization	$100.3	$81.2

NII Holdings, Inc.
Guidance
Estimate for
the Year
Ended
December 31,
2005
Consolidated operating income	$329.0
Consolidated depreciation	116.0
Consolidated amortization	5.0

Consolidated operating income before depreciation and amortization	$450.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)

Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except ARPU):

NII Holdings, Inc.
	Three Months Ended
	March 31,
	2005	2004
Consolidated service and other revenues	$354.2	$275.1
Less: consolidated analog revenues	(2.5)	(2.3)
Less: consolidated other revenues	(30.0)	(22.1)

Total consolidated subscriber revenues	$321.7	$250.7

ARPU calculated with subscriber revenues	$56	$56

ARPU calculated with service and other revenues	$61	$61

Nextel Mexico
	Three Months Ended
	March 31,
	2005	2004
Service and other revenues	$212.9	$173.4
Less: analog revenues	(1.4)	(1.3)
Less: other revenues	(15.7)	(13.6)

Total subscriber revenues	$195.8	$158.5

ARPU calculated with subscriber revenues	$76	$78

ARPU calculated with service and other revenues	$83	$85

Nextel Brazil
	Three Months Ended
	March 31,
	2005	2004
Service and other revenues	$62.2	$41.8
Less: analog revenues	(0.6)	(0.5)
Less: other revenues	(5.7)	(2.6)

Total subscriber revenues	$55.9	$38.7

ARPU calculated with subscriber revenues	$38	$33

ARPU calculated with service and other revenues	$42	$36

Nextel Argentina
	Three Months Ended
	March 31,
	2005	2004
Service and other revenues	$53.9	$37.2
Less: other revenues	(7.1)	(4.7)

Total subscriber revenues	$46.8	$32.5

ARPU calculated with subscriber revenues	$40	$38

ARPU calculated with service and other revenues	$46	$44

Nextel Peru
	Three Months Ended
	March 31,
	2005	2004
Service and other revenues	$24.9	$22.5
Less: analog revenues	—	(0.1)
Less: other revenues	(1.7)	(1.4)

Total subscriber revenues	$23.2	$21.0

ARPU calculated with subscriber revenues	$41	$47

ARPU calculated with service and other revenues	$44	$50

Cost per Gross Add (CPGA)

Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.
	Three Months Ended
	March 31,
	2005	2004
Consolidated digital handset and accessory revenues	$16.0	$12.6
Less: consolidated cost of handset and accessory sales	54.2	47.3

Consolidated handset subsidy costs	38.2	34.7
Consolidated selling and marketing	45.0	37.1

Costs per statement of operations	83.2	71.8
Less: consolidated costs unrelated to initial customer acquisition	(11.5)	(10.2)

Customer acquisition costs	$71.7	$61.6

Cost per Gross Add	$342	$355

Nextel Mexico
	Three Months Ended
	March 31,
	2005	2004
Digital handset and accessory revenues	$5.1	$5.1
Less: cost of handset and accessory sales	28.7	25.1

Handset subsidy costs	23.6	20.0
Selling and marketing	29.2	23.9

Costs per statement of operations	52.8	43.9
Less: costs unrelated to initial customer acquisition	(7.2)	(5.5)

Customer acquisition costs	$45.6	$38.4

Cost per Gross Add	$482	$461

Nextel Brazil
	Three Months Ended
	March 31,
	2005	2004
Digital handset and accessory revenues	$5.2	$3.4
Less: cost of handset and accessory sales	12.8	11.0

Handset subsidy costs	7.6	7.6
Selling and marketing	7.5	6.2

Costs per statement of operations	15.1	13.8
Less: costs unrelated to initial customer acquisition	(2.0)	(2.9)

Customer acquisition costs	$13.1	$10.9

Cost per Gross Add	$240	$259

Nextel Argentina
	Three Months Ended
	March 31,
	2005	2004
Digital handset and accessory revenues	$4.6	$3.5
Less: cost of handset and accessory sales	8.6	7.2

Handset subsidy costs	4.0	3.7
Selling and marketing	4.4	3.1

Costs per statement of operations	8.4	6.8
Less: costs unrelated to initial customer acquisition	(1.5)	(0.8)

Customer acquisition costs	$6.9	$6.0

Cost per Gross Add	$190	$195

Nextel Peru
	Three Months Ended
	March 31,
	2005	2004
Digital handset and accessory revenues	$1.1	$0.5
Less: cost of handset and accessory sales.	4.2	4.0

Handset subsidy costs	3.1	3.5
Selling and marketing	2.8	2.7

Costs per statement of operations	5.9	6.2
Less: costs unrelated to initial customer acquisition	(0.7)	(1.0)

Customer acquisition costs	$5.2	$5.2

Cost per Gross Add	$214	$298

Net Debt

Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of March 31, 2005 can be calculated as follows (in millions):

Total long-term debt	$605.0
Less: cash, cash equivalents and short-term investments	(334.5)

Net debt	$270.5

Net debt to consolidated OIBDA guidance and net debt to consolidated operating income guidance for the year ended December 31, 2005 are as follows:

Net debt to consolidated operating income before depreciation and amortization guidance	0.6

Net debt to consolidated operating income guidance	0.8